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                        PLEDGE AND IRREVOCABLE PROXY
                            SECURITY AGREEMENT
                         (INCLUDING CONTROL STOCK)


                                                            Date  May 30, 1996
                                                                  ------------

NAME                                   NO. AND STREET
Episode USA, Inc. (Debtor and Debtor-in-Possession) 1040 Avenue of the Americas

CITY, VILLAGE OR TOWN      COUNTY                   STATE
New York                  New York                NY 10018        (Pledgor) and

                                         LENDING OFFICE, DEPARTMENT OR DIVISION
MARINE MIDLAND BANK

NO. AND STREET              CITY                    STATE
140 Broadway              New York               NY 10005-1180   (Secured Party)

agree as follows:

     1. Security Interest.

     In consideration of any extension of credit heretofore or hereafter made by Secured Party to the Pledgor (Borrower), Pledgor hereby pledges, transfers and assigns to Secured Party and grants to Secured Party a security interest (Security Interest) in the following described personal property, in all increases or profits received therefrom, in all substitutions therefor, and in all Proceeds thereof in any form including, WITHOUT LIMITATION, all property described in any schedule from time to time delivered by Pledgor to Secured Party, (Collateral): any and all common stock in Mothers Work, Inc. issued to the Pledgor pursuant to the Asset Purchase Agreement dated as of April 25, 1996 among the Pledgor, Mothers Work, Inc. and T3 Acquisition, Inc., as amended on May 30, 1996 (the "Purchase Agreement") or otherwise.

     2. Indebtedness Secured.
     The Security Interest secures payment of any and all indebtedness (Indebtedness) of Borrower to Secured Party, whether now existing or hereafter incurred, of every kind and character, direct or indirect and whether such Indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) Indebtedness not yet outstanding, but contracted for, or with respect to which any other commitment by Secured Party exists;
(b) all interest provided in any instrument, document, or agreement (including this Security Agreement) which accrues on any Indebtedness until payment of such Indebtedness in full; (c) any moneys payable as hereinafter provided; and (d) any debts owed or to be owed to others by Borrower which Secured Party has obtained, or may obtain, by assignment or otherwise.

     3. Representations and Warranties of Pledgor.


     Pledgor represents and warrants and, so long as this Security Agreement is in effect, shall be deemed continuously to represent and warrant that:
(a) each Instrument and Document of Title constituting Collateral is genuine and in all respects what it purports to be; (b) Pledgor is the owner of the Collateral free of all security interests or other encumbrances, except the Security Interest; and (c) Pledgor is authorized to enter into this Security Agreement.

     4. Irrevocable Proxy.

     Pledgor irrevocably constitutes and appoints Secured Party, whether or not the Collateral has been transferred into the name of Secured Party or its nominee, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to do the same: (a) to attend all meetings of stockholders of the issuer of the Collateral (Company) held from the date hereof and to vote the Collateral at such meeting in such manner as Secured Party shall, in its sole discretion, deem appropriate, including, without limitation, in favor of the liquidation of the Company;
(b) to consent, in the sole discretion of Secured Party, to any and all action by or with respect to the Company for which the consent of the stockholders of the Company is or may be necessary or appropriate; and (c) without limitation, to do all things which Pledgor can or could do as a stockholder of the Company, giving to Secured Party full power of substitution and revocation; PROVIDED, HOWEVER, that this proxy shall not be exercisable by Secured Party and Pledgor alone shall have the foregoing powers (whether or not the Collateral has been transferred into the name of Secured Party or its nominee) until Secured Party has given to Pledgor written notice of Secured Party's election to exercise this proxy and either (i) all or any part of any Indebtedness has been declared by Secured Party to be, or has become, immediately due and payable as provided in paragraph 9(b) hereof, or (ii) demand for payment has been made respecting any Indebtedness which is payable on demand. This proxy shall terminate when this Security Agreement is no longer in full force and effect as hereinafter provided. Pledgor hereby revokes any proxy or proxies heretofore given by Pledgor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Security Agreement is no longer in full force and effect as hereinafter provided.

     5. Covenants of Pledgor.

     So long as this Security Agreement is in effect, Pledgor: (a) will defend the Collateral against the claims and demands of all other parties; will keep the Collateral free from all security interests or other encumbrances, except the Security Interest; and will not sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party; (b) will notify Secured Party promptly in writing of any change in Pledgor's address, specified above; (c) in connection herewith, will execute and deliver to Secured Party such financing statements, assignments and other documents and do such other things relating to the Collateral and the Security Interest as Secured Party may request, and pay all costs of title searches and filing financing statements, assignments and other documents in all public offices requested by Secured Party; (d) will pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against the Collateral; and


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(e) if Secured Party in its sole discretion at any time or from time to time determines that the liquidation value of the Collateral has become inadequate, will immediately on demand (i) deliver to Secured Party additional collateral of a kind and value satisfactory to Secured Party, or (ii) make payments of Indebtedness, sufficient to cause the relationship of the liquidation value of the Collateral to Indebtedness (including Indebtedness for which a commitment to lend exists) to become satisfactory to Secured Party.

     6. Registered Holder of Collateral.

        Pledgor authorizes Secured Party to transfer the Collateral or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear on record as the sole owner thereof; provided that so long as no event of default has occurred. Secured Party shall deliver promptly to Pledgor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to Pledgor or its designee a proxy or proxies to vote and take all action with respect to such securities. After the occurrence of any event of default, Pledgor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Pledgor or its designee as aforesaid shall thereafter be effective.

     7. Income from and interest on Collateral.

        (a) Until the occurrence of an event of default, Pledgor reserves the right to receive all income from or interest on the Collateral, and if Secured Party receives any such income or interest prior to such event of default, Secured Party shall pay the same promptly to Pledgor.

        (b) Upon the occurrence of an event of default, Pledgor will not demand or receive any income from or interest on the Collateral, and if Pledgor receives any such income or interest without any demand by it, same shall be held by Pledgor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Pledgor and shall be delivered to Secured Party in the form received, properly indorsed to permit collection, not later than the next business day following the day of its receipt. Secured Party may apply the net cash receipts from such income or interest to payment of any of the Indebtedness, provided that Secured Party shall account for and pay over to Pledgor any such income or interest remaining after payment in full of the Indebtedness.

     8. Increases, Profits, Payments or Distributions.

        (a) Whether or not an event of default has occurred, Pledgor authorizes Secured Party: (i) to receive any increases in or profits on the Collateral (including, without limitation, any stock issued as a result of any stock split or dividend, any capital distributions and the like), and to hold the same as part of the Collateral; and (ii) to receive any payment or distribution on the

Collateral upon redemption by, or dissolution and liquidation of, the Company; to surrender the Collateral or any part thereof in exchange therefor; and to hold the net cash receipts from any such payment or distribution as part of the Collateral.

        (b) If Pledgor receives any such increase, profits, payments or distributions, Pledgor will receive and deliver same promptly to Secured Party on the same terms and conditions set forth in paragraph 7(b) hereof respecting income and interest, to be held by Secured Party as part of the Collateral.

     9. Events of Default.

        (a) Any of the following events or conditions shall constitute an event of default hereunder: (i) nonpayment when due, whether by acceleration or otherwise, of principal of or interest on any Indebtedness, or default by Pledgor in the performance of any obligation, term or condition of this Security Agreement or any other agreement relating to the Indebtedness between Pledgor or Borrower and Secured Party; (ii) death or judicial declaration of incompetency of Borrower, if an individual; if Borrower is generally not paying Borrower's debts as such debts become due; (vi) the occurrence of any event described in paragraph 9(a)(ii), (iii), (iv) or (v) hereof with respect to any indorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any Indebtedness (Third Party), or the occurrence of any such event with respect to any general partner of Borrower, if Borrower is a partnership; (vii) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Pledgor, Borrower or any Third Party, pursuant to or in connection with this Security Agreement, or otherwise (including, without limitation, representations and warranties contained herein), or as an inducement to Secured Party to extend any credit to or to enter into this or any other agreement with respect to any Indebtedness, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial contingent or unliquidated liability or claim against Pledgor, Borrower or any such Third Party; or, if upon the date of execution of this Security Agreement, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed in writing to Secured Party at or prior to the time of such execution; (viii) the reorganization, merger or consolidation of Borrower (or the making of any agreement therefor) without the prior written consent of Secured Party; (ix) nonpayment by Borrower of any taxes, assessments, or other charges of any nature which may be imposed, levied or assessed against Borrower or any of Borrower's assets, prior to the date of attachment of any penalties or liens with respect thereto (other than liens attaching prior to payment becoming due, if payment is made when due), provided, however, Borrower shall not be required to pay any such tax, assessment or other charge so long as its validity is being contested in good faith by appropriate proceedings diligently conducted or (x) occurrence of any Event of Default as defined in the Loan and Security Agreement dated as of January 31, 1996 between the Borrower and the Secured Party, as amended (the "Loan Agreement")

     (b) Secured Party, at its sole election, may declare all of any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any event of default (other than an event of default under either paragraph 9(a)(iii) or (iv) hereof), or if Secured Party in good faith believes that the prospect of payment of all or any part of the Indebtedness or performance of Pledgor's obligations under this Security Agreement or any other agreement relating to the Indebtedness now or hereafter in effect between Pledgor


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or Borrower and Secured Party is impaired. All or any part of any Indebtedness not payable on demand shall be immediately due and payable without demand or notice of any kind upon the happening of one or more events of default under paragraph 9(a)(iii) or (iv) hereof. The provisions of this paragraph are not intended in any way to affect any rights of Secured Party with respect to any indebtedness which may now or hereafter be payable on demand.

     (c) Secured Party's rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Pledgor and Secured Party.

     (d) Without in any way requiring notice to be given in the following time and manner, Pledgor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Pledgor if such notice is mailed by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to Pledgor's address specified above or to any other address which Pledgor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Pledgor.

     (e) Pledgor agrees to pay on demand all costs and expenses incurred by Secured Party in enforcing this Security Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Indebtedness or any guaranty thereof, including, without Limitation, if Secured Party retains counsel for advice, suit, appeal, insolvency or other proceedings under the federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorneys' fees incurred by Secured Party. Payment of all moneys hereunder is secured by the Collateral.

     10. Miscellaneous.

     (a) Pledgor authorizes Secured Party, without notice or demand and without affecting Pledgor's obligations hereunder, whether or not Borrower and Pledgor are the same, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the indebtedness or any part thereof; (ii) to take from any party and hold collateral (other than the Collateral) for the payment of the indebtedness or any part thereof, and to exchange, enforce or release such collateral or any part thereof; (iii) to accept and hold any indorsement or guaranty of payment of the indebtedness or any part thereof and to release, substitute or modify any such obligation of any such indorser or guarantor, or any party who has given any security interest in any other collateral as security for the payment of the indebtedness or any part thereof, or any other party in any way obligated to pay the Indebtedness or any part thereof; (iv) upon the occurrence of any event of default as hereinabove provided, to direct the order or manner of the disposition of the Collateral and any and all other collateral and the enforcement of any and all indorsements and guaranties relating to the Indebtedness or any part thereof as Secured Party, in its sole discretion, may determine; and (v) to determine, in its sole discretion, how, when and what application of payments and credits, if any, shall be made on the Indebtedness or any part thereof.

     (b) Pledgor hereby appoints Secured Party as Pledgor's attorney-in-fact (without requiring Secured Party) to perform all acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the Collateral. This power of attorney shall not be affected by the subsequent disability or incompetence of Pledgor.

     (c)(i) If any Borrower and Pledgor are the same, as further security for payment of the Indebtedness, Pledgor hereby grants to Secured Party a Security Interest in and lien on any and all property of Pledgor which is or may hereafter be in the possession or control of Secured Party in any capacity or of any third party acting on its behalf, including, without limitation, all deposit and other accounts and all moneys owed or to be owed by Secured Party to Pledgor; and with respect to all of such property, Secured Party shall have the same rights hereunder as it has with respect to the Collateral. (ii) Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party at its sole election, if any Borrower and Pledgor are the same, may set off against the Indebtedness any and all moneys then or thereafter owed to Pledgor by Secured Party in any capacity, whether or not the indebtedness or the obligation to pay such moneys owed by Secured Party is then due, and Secured Party shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

     (d) Upon Pledgor's failure to perform any of its duties hereunder, Secured Party may, but shall not be obligated to, perform any or all such duties, including, without limitation, if any Borrower and Pledgor are the same, payment of taxes, assessments, insurance and other charges and expenses as herein provided, and Pledgor shall pay an amount equal to the cost thereof to Secured Party on demand by Secured Party. Payment of all moneys hereunder shall be secured by the Collateral.

     (e) Unless any instrument, document, or agreement evidencing any Indebtedness expressly provides a rate for the accrual of interest after such Indebtedness becomes due, the rate at which interest on such Indebtedness shall accrue after such Indebtedness becomes due, whether by reason of default or otherwise and until such Indebtedness is paid in full, shall be the rate provided in such instrument, document, or agreement which is in effect immediately prior to such Indebtedness becoming due.

     (f) No course of dealing between Pledgor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remedy any default by Pledgor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Pledgor. All rights and remedies of Secured Party hereunder are cumulative.

     (g) Secured Party shall have no obligation to take, and Pledgor shall have sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Instrument constituting Collateral, whether or not in Secured Party's possession. Secured Party shall not be responsible to Pledgor for loss or damage resulting from Secured Party's failure to enforce or collect any such Collateral or to collect any moneys due or to become due thereunder. Pledgor waives protest of any instrument constituting Collateral at any time held by Secured Party on which Pledgor is in any way liable and waives notice of any other action taken by Secured Party.

     (h) The rights and benefits of Secured Party hereunder shall, if Secured Party so directs, inure to any party acquiring any interest in the Indebtedness or any part thereof.

     (i) Secured Party and Pledgor as used herein shall include the heirs, executors or administrators, or successors or assigns, of those parties.

     (j) If more than one Pledgor executes this Security Agreement, the term "Pledgor" shall include each as well as all of them and their obligations, warranties and representations hereunder shall be joint and several.

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          (k) No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement subscribed by Pledgor and by a duly authorized officer of Secured Party.
          (l) This Security Agreement and the transaction evidenced hereby shall be construed under the laws of New York State, as the same may from time to time be in effect.
          (m) All terms, unless otherwise defined in this Security Agreement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State, as the same may from time to time be in effect.
          (n) This Security Agreement is and is intended to be a continuing Security Agreement and shall remain in full force and effect until the officer in charge of the Lending Office, Department or Division of Secured Party indicated above shall actually receive from Pledgor written notice of its discontinuance; provided, however, this Security Agreement shall remain in full force and effect thereafter until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Secured Party, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. If, after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set off, or a diversion of trust funds, or for any other reason, this Security Agreement shall continue in full force notwithstanding any contract action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Security Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.*

SECURED PARTY:                     PLEDGOR:

MARINE MIDLAND BANK                EPISODE USA, INC. (Debtor and Debtor-in-
                                   Possession)

                                   By /s/ Lita B. Chow
                                   _____________________________________________

By /s/ John Northington              Name: Lita B. Chow
  ______________________           _____________________________________________
  Name: John Northington             Title: President
  Title: Vice President


* The attached "Rider to Pledge and Irrevocable Proxy Security Agreement (Including Control Stock)" dated May 30, 1996 between Marine Midland Bank and Episode USA, Inc. (debtor and debtor-in-possession) shall be an integral part of this Security Agreement, and is hereby incorporated herein.